EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (Nos. 333-64493, 333-124030, 333-124031, 333-151024, 333-197608, and 333-207229) on Form S-8 of CSP Inc. and Subsidiaries of our report dated December 27, 2018, relating to the consolidated financial statements of CSP Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of CSP Inc. for the year ended September 30, 2018.

/s/ RSM US LLP

Boston, Massachusetts
December 27, 2018